UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2004

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky		40223
(Address of principal executive offices)		(Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EX-99

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On June 23, 2004, Res-Care, Inc. (“ResCare”) announced the completion of the previously announced transaction with Onex Partners LP and three other investment funds affiliated with Onex Corporation (together, the “Onex Funds”) and the results of its 2004 annual meeting of shareholders. In the transaction, the Onex Funds purchased $50.5 million of ResCare’s new Series A Convertible Preferred Stock, as well as $32.93 million of ResCare’s common shares from ResCare’s founder and two other company insiders.

The press release announcing these events is attached as Exhibit 99 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     Exhibit 99 Press Release dated June 23, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: June 28, 2004	By:	/s/ Ronald G. Geary

Ronald G. Geary Chairman, CEO and President